UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	February 28, 2007

TOR Minerals International, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Delaware
 (State or Other Jurisdiction of Incorporation)

0-17321 (Commission File Number)	74-2081929 (IRS Employer Identification No.)
722 Burleson Street Corpus Christi, Texas	78402
(Address of Principal Executive Offices)	(Zip Code)

(361) 883-5591
 (Registrant's Telephone Number, Including Area Code)

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 28, 2007, TOR Minerals International, Inc. (the "Company") amended its current loan agreement with Bank of America (the "Bank").  Under the terms of the amendment, the Bank revised the basis for determining the "Borrowing Base" and "Eligible Inventory" to the following:

"Borrowing Base" means the sum of 80% of Borrower's Eligible Accounts Receivable plus the lesser of (x) 50% of Borrower's Eligible Inventory or (y) $3,500,000.

"Eligible Inventory" for purposes of determining the borrowing base under the Company's line of credit with the Bank with the effect that the amendment expands the definition of Eligible Inventory to now permit Synthetic Rutile to be included in the borrowing base for ascertaining the amount of permitted borrowings by the Company, provided that it has been purchased by the Company and is in transit from TOR Minerals Malaysia, a wholly-owned subsidiary of the Company, to the Company's facility at Corpus Christi, Texas, is fully insured on terms acceptable to the lender and is evidenced by bills of lading and other documents acceptable to the Bank.  The value of all Qualified Synthetic Rutile shall not exceed $3,000,000 for purposes of this calculation.

ITEM 2.03             CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See our discussion in Item 1.01 with respect to the Company's amended loan agreement with Bank of America.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell company transaction Not applicable
(d)	Exhibits. The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-B:
Exhibit Number Description 10.1 Third Amendment to Second Amended and Restated Loan Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: March 5, 2007	/s/ STEVEN H. PARKER
Steven H. Parker Treasurer and CFO

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amendment to Second Amended and Restated Loan Agreement